UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Chief Financial Officer

On
November 17, 2023, Nikhil Vasa, the Executive Vice President and Chief Financial Officer of Global Clean Energy Holdings, Inc. (the “Company”) notified the Board of Directors of the Company (the “Board”) of his resignation, effective on December 1, 2023.   Mr. Vasa will continue in his role until the effective date of his resignation in order to ensure an orderly transition of his responsibilities.

On November 17, 2023, the Board appointed Wade Adkins to serve as the Company’s Chief Financial Officer, effective on December 1, 2023, to succeed Mr. Vasa.  Mr. Adkins has served as the Company’s Senior Vice President and Chief Accounting Officer since September 2023. Mr. Adkins previously served as the Chief Financial Officer at Crossbridge Energy Partners, a global energy transition-focused platform in the downstream sector, from June 2021 to
Dec
ember 2022. Prior to that, he served as the VP of Finance for Origin International, Inc., a waste oil recycling and mobile vapor recovery company from May 2019 to June 2021. He also served in multiple accounting roles at Laureate Education, Inc., a higher-education public company, including Senior Director of Technical Accounting and Controller, and began his career with ten years at RSM US LLP between its assurance and transaction advisory services. Adkins is an active CPA and holds dual bachelor's degrees from Salisbury University in Accounting and Management Information Systems.

Mr. Adkins will serve at-will under the terms of his existing offer letter, and will be entitled to a base salary of $355,000 per year beginning on the effective date of his appointment.  Mr. Adkins will be eligible to participate in the Company’s long-term equity incentive and short-term incentive programs, and will also be eligible for other benefits for similarly situated executives in accordance with the Company’s standard plans and polices. In addition, the Company will enter into a customary officer indemnification agreement with Mr. Adkins.

 There are no arrangements or understandings between Mr. Adkins and any other persons pursuant to which Mr. Adkins was selected to act as the Chief Financial Officer of the Company. Mr. Adkins does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

BKRF Short Term Incentive Program

As required by the terms of the Company’s senior credit agreement, on November 17, 2023 the Board approved the terms of the BKRF Short Term Incentive Plan (the “Plan”), under which certain members of the management team of the Company and its subsidiaries, including Mr. Adkins and Noah Verleun, the Company’s President and a named executive officer, will be eligible to participate.  Pursuant to the terms of the Plan, participants will be eligible to receive a retention award that will be comprised of a time-based component and a milestone component.   Once earned, retention awards will be payable to participants in lump sum payment, subject to any earlier payment in connection with a termination of employment or change of control.

For the fiscal year ending December 31, 2023, the award for each participant is equal 1.5x of the participant’s recommended Plan target, of which 1.0x will be earned if the participant is employed through December 31, 2023.  An additional 0.25x will be earned upon achieving construction completion of the Company’s renewable fuels facility in Bakersfield, California (the “Facility”) and the total recordable incident rate (“TRIR”) being below 2.00.  An additional 0.25x may also be earned upon achieving substantial completion of the Facility, the Facility having produced 3,020,560 gallons of renewable diesel, and TRIR being below 2.00.  If any of the milestones are not achieved, or TRIR is not below 2.00, that portion of the award will be forfeited.

For the fiscal year ending December 31, 2024, the award for each participant will be equal 2.0x of the participant’s recommended Plan target, of which 1.5x will be earned if the participant is employed through December 31, 2024.  An additional 0.25x will be earned upon achieving certain deleveraging metrics on or before December 31, 2024, and TRIR being below 2.00.  For purposes of the Plan, the deleveraging metric is tied to the balance of total invested capital by the Company’s senior lender group being at or below $422 million at the time of calculation
.  An additional 0.25x may also be earned upon achieving certain cash flow metrics and TRIR being below 2.00.  For purposes of the Plan, the cash flow metric is tied to the Company achieving two quarters of EBITDA at or above the amount forecasted in the operating budget approved by the Company’s senior lenders.  If any of the metrics are not achieved, or TRIR is not below 2.00, that portion of the award will be forfeited.

Payments on awards granted pursuant to the Plan may be accelerated following a termination of employment without cause, or a termination of employment by the participant for good reason, or in connection with a “change of control”.  For purposes of the Plan, a change of control is generally defined as a transaction in which a person acquires 50% or more of the total voting power of the equity securities of Bakersfield Renewable Fuels, LLC, the Company’s wholly-owned subsidiary that holds the Facility assets (“BKRF”), whether involving a merger, consolidation or other similar transaction, the sale, lease or exclusive license of all or substantially all of the assets of BKRF during a 12 month period, or the date on which individuals serving on the Board of the Company as the date the Plan was adopted no longer constitute at least a majority of the members of the Board, in each case subject to customary exceptions.

For the 2023 Plan year, the maximum award to which Mr. Adkins will be eligible is $142,000, and the maximum award to which Mr. Verleun will be eligible is $675,000.  For the 2024 Plan year, the maximum award to which Mr. Adkins will be eligible is $426,000, and the maximum award to which Mr. Verleun will be eligible is $900,000.

Item 5.07.        Submission of Matters to a Vote of Security Holders
.

On Friday, November 17, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

The total number of shares of the Company's common stock voted in person or by proxy at the Annual Meeting was 32,766,076, representing approximately 66% of the
49,982,345
shares that were outstanding and entitled to vote as of the record date. At the Annual Meeting, the Company’s stockholders voted on the following proposals, and the final
voting results for each proposal are set forth below:

Proposal 1
:  Election of seven directors to serve until the 2024 Annual Meeting, or until their successors are duly elected and qualified.

Director Nominee	For	Withhold	Broker Non-Votes
David R. Walker	26,188,889	160,586	6,578,315
Richard Palmer	25,302,576	1,046,899	6,578,315
Susan Anhalt	26,142,987	206,488	6,578,315
Phyllis E. Currie	26,142,987	206,488	6,578,315
Timothy J. Iezzoni	9,122,443	17,227,032	6,578,315
Martin Wenzel	26,191,601	157,874	6,578,315
Amy K. Wood	9,156,162	17,193,313	6,578,315

Proposal 2
: To approve an amendment to the Company’s 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
25,982,826	271,576	95,073	6,578,315

Proposal 3
: To approve, by a non-binding advisory vote, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
25,223,252	1,028,835	97,388	6,578,315

Proposal 4
: To ratify the appointment of Grant Thornton LLP as out independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
32,766,076	3,999	157,715	0

Each of the directors nominated for election at the Annual Meeting were elected, and each of the other proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 24, 2023	By:	/s/ Richard Palmer
Richard Palmer
Chief Executive Officer